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                                                                    EXHIBIT 10.4

                            SECOND AMENDMENT TO LEASE

         THIS AGREEMENT made this 22nd day of June 1994, by and between KGE Associates LP, a partnership hereinafter referred to as "Landlord" and Complementary Solutions. Inc., a corporation, hereinafter referred to as "Tenant".

                                   WITNESSETH:

         WHEREAS, the parties hereto made and entered into a lease agreement dated January 28, 1992 and amended June 11, 1993, for premises located at 4250 Perimeter Park South. Suite 200, Atlanta. Georgia 30341, being approximately 9,423 square feet of office space.

         WHEREAS, the parties wish to modify the Lease Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

A.       PREMISES

         With the addition of 4,792 square feet, Tenant's total space is now deemed to be 14,215 square feet of office space.

B.       TERM

         The term for the total space shall be from August 1, 1994 through July 31, 1999.

C.       BASE RENTAL

         The base rental rate for the space shall be modified according to the schedule below:

         * Beginning August 1, 1994 through March 31, 1995, the monthly sum of Ten Thousand Three Hundred Twenty-Two and 80/100 Dollars ($10,322.80) for a total base rental of Eighty-Two Thousand Five Hundred Eighty-Two and 40/100 Dollars ($82,582.40).

         * Beginning April 1, 1995 through July 31, 1995, the monthly sum of Ten Thousand Six Hundred Seventy-Seven and 40/100 Dollars ($10,677.40) for a total base rental of Forty-Two Thousand Seven Hundred Nine and 60/100 Dollars ($42,709.60).

              Beginning August 1, 1995 through March 31, 1996, the monthly sum of Twelve Thousand Eight Hundred Forty and 88/100 Dollars ($12,840.88) for a total base rental of One Hundred Two Thousand Seven Hundred Twenty-Seven and 07/100 Dollars ($102,727.07).

              Beginning April 1, 1996 through March 31, 1997, the monthly sum of Thirteen Thousand Two Hundred Seventy-Nine and 18/10 Dollars ($13,279.18) for a total annual base rental of One Hundred Fifty-Nine Thousand Three Hundred Fifty and 15/100 Dollars ($159,350.15).

              Beginning April 1, 1997 through March 31, 1998, the monthly sum of Thirteen Thousand Eight Hundred Twenty-Four and 09/100 Dollars ($13,824.09) for a total


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              annual base rental of One Hundred Sixty-Five Thousand Eight
              Hundred Eighty-Nine and 05/100 dollars ($165,889.05).

              Beginning April 1, 1998 through March 31, 1999, the monthly sum of Fourteen Thousand Three Hundred Ninety-Two and 69/100 Dollars ($14,392.69) for a total annual base rental of One Hundred Seventy-Two Thousand Seven Hundred Twelve and 25/100 Dollars ($172,712.25).

              Beginning April 1, 1999 through June 30, 1999, the monthly sum of Fourteen Thousand Three Hundred Ninety-Two and 69/100 Dollars ($14,392.69) for a total base rental of Forty-Three Thousand One Hundred Seventy-Eight and 06/100 Dollars ($43,178.06).

         * It is understood by both parties that Tenant is only occupying and only paying for 11,820 sq. ft., which includes one-half of the 4,792 sq. ft. expansion space, through July 31, 1995. Tenant will begin paying for the entire space beginning August 1, 1995. Tenant may occupy and begin paying for the unused portion of the expansion at any time during the first 12-1/2 months of the term.

D.       AFTER HOURS HVAC

         From June 1 through August 31 of each year of the lease term, Landlord will provide extended air conditioning until 7:00 p.m., five (5) days per week (Monday - Friday), if requested by Tenant. Tenant shall give Landlord at least 24 hours advance notification of it's request and shall pay Landlord $10.00 per hour at the end of the month for the total number of extra air conditioning hours accrued.

E.       NEW BASE YEAR FOR TAXES

         It is understood by both parties that Tenant's base year for calculating future property tax obligations is hereby changed to the 1994 tax year.

F.       LANDLORD IMPROVEMENTS

         Landlord will make the improvements as detailed on the revised June 16, 1994 Construction Documents prepared by Michael Loia & Assoc. dated June 6, 1994, and attached hereto. Tenant shall pay separately for the costs of certain improvements which are included in the aforementioned construction documents and itemized separately on the bid changes by B.J. Gunter Co., Inc. dated June 15, 1994 and June 21, 1994 attached hereto for reference.

G.       CANCELLATION FEE AND OPTION

         Should Tenant elect to terminate the lease effective March 31, 1997, Tenant shall be obligated to pay Landlord Thirty-Three Thousand Nine Hundred Forty-Two and 00/100 ($33,942.00) in a lump sum payment. It is acknowledged and agreed by Tenant that the cancellation fee payable to Landlord in accordance with the provisions hereof is not a penalty but is a reasonable estimate of the damages to be sustained by Landlord as a result of such early termination by Tenant, including, but not limited to, the unamortized costs of improvements constructed by Landlord within the Premises. It is otherwise difficult to ascertain precisely the actual damages to be incurred by Landlord as a result of such early termination, and Landlord and Tenant hereby agree that the cancellation fee set forth above is a reasonable estimate thereof and shall constitute liquidated damages, and be the sole remedy of Landlord as a result of such early termination. Should Tenant



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         desire to exercise such cancellation right, Tenant shall give Landlord prior written notice of such exercise at least ninety (90) days prior to March 31, 1997. The cancellation fee as set forth above shall be paid by Tenant to Landlord with such notice of cancellation, and the Lease Term shall end on March 31, 1997.

H.       FIRST RIGHT OF REFUSAL

         Landlord hereby grants Tenant a First Right of Refusal on Suite 125 (2,348 sq. ft. currently occupied by Freedom Recovery with an expiration date of May 31, 1997) and Suite 131 (3,319 sq. ft. currently occupied by Center For Effective Performance with an expiration date of March 31, 1997). If Landlord has a bona fide offer to lease from a third party, Tenant shall have five (5) business days from written notification by Landlord to match the offer and lease the space or waive this Right of Refusal.

The monthly rental shall be paid under the same terms and conditions as specified in the lease agreement, except as provided herein, dated January 28, 1992 and amended June 11, 1993.

All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992 and amended June 11, 1993 shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties herein have hereto set their hands and seals, in triplicate, the day and year first above written.

                                    "LANDLORD"

                                    KGE Associates, LP

                                    By: /s/ Edna K. Speer
                                       -----------------------------------------
                                       VP - Finance of Anderson Properties, Inc.
                                       Agent for KGE Associates, LP

                                    Date Executed by Landlord:  7/14/94


                                    "TENANT"

                                    Complementary Solutions

                                    By: /s/ Robert E. Kalaf
                                       -----------------------------------------

                                         Its:  Controller
                                             -----------------------------------

                                         Attest:  /s/Laura Smith
                                                --------------------------------

                                         Its:  Asst. Admin. Coordinator
                                             -----------------------------------

                                    Date Executed by Tenant:

                                                    (CORPORATE SEAL)



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